UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 13, 2009
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Assets.

On February 13, 2009 TIB Financial Corp, (the “Company”), through its lead bank, TIB Bank, headquartered in Naples, Florida, purchased the deposits of Riverside Bank of the Gulf Coast (“Riverside”), from the Federal Deposit Insurance Corporation (“FDIC”) for approximately $4 million, a premium of 1.3%. Total deposits purchased approximated $317 million. The Company did not purchase any brokered deposits. Riverside, which was closed by the FDIC on Friday, February 13, 2009, operated nine branch locations of which one was leased and eight were owned. Pursuant to the transaction, the Company has the option to purchase the eight owned locations, plus all furniture and equipment at fair market value, to be determined by appraisal. TIB Bank also has the option to assume the lease on the leased property. Riverside’s branches opened as branches of TIB Bank on Tuesday morning, February 17, 2009. The Company purchased cash and investment securities totaling approximately $125 million. The Company has an exclusive thirty day option to purchase certain loans from the FDIC. The Company’s press release announcing the transaction is attached as exhibit 99.1 to this Form 8-k.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits

99.1 Press release dated February 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: February 18, 2009	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer